Exhibit 99.1
ALLEGHANY CORPORATION REPORTS 2009 THIRD QUARTER RESULTS — STOCKHOLDERS’ EQUITY PER COMMON SHARE INCREASES 7.7 PERCENT SINCE 2008 YEAR END
     NEW YORK, NY, November 5, 2009 — Stockholders’ equity per common share of Alleghany Corporation (NYSE-Y) at September 30, 2009 was $299.66, an increase of 7.7% from stockholders’ equity per common share of $278.17 at December 31, 2008 (all as adjusted for the stock dividend declared in February 2009), Weston M. Hicks, President and chief executive officer of Alleghany, announced today. The increase in stockholders’ equity per common share primarily reflects Alleghany’s earnings in the first nine months of 2009, partially offset by the dilutive effect of the mandatory conversion of all outstanding shares of Alleghany’s 5.75% Mandatory Convertible Preferred Stock on June 15, 2009, net of share repurchases during the 2009 period. Cash and invested assets, on a consolidated basis, were approximately $4.44 billion at September 30, 2009, a increase of 3.4% from approximately $4.29 billion at December 31, 2008.
     Alleghany’s net earnings in the 2009 third quarter were $49.5 million, or $5.50 per common share (presented on a basic basis throughout), compared with a net loss of $4.2 million, or $1.00 per common share, in the third quarter of 2008. For the first nine months of 2009, net earnings were $140.1 million, or $15.48 per common share, compared with net earnings of $109.5 million, or $11.37 per common share in the first nine months of 2008. Net earnings amounts include the following components:

	Three Months ended September 30,				Nine Months ended September 30,
(in millions, except for per			Per Share				Per Share
share amounts)	2009	2008	2009	2008	2009	2008	2009	2008

Net catastrophe losses after tax	$0.8	$68.1	$0.08	$8.03	$7.2	$81.1	$0.83	$9.55

Net realized capital gains after tax	$41.6	$27.8	$4.63	$3.29	$132.6	$102.7	$15.33	$12.09

Other than temporary impairment losses after tax	$6.2	$33.6	$0.69	$3.97	$55.5	$74.1	$6.41	$8.72

     A summary of Alleghany’s results for the three and nine months ended September 30, 2009 and 2008 is as follows:

	Three months ended			Nine Months ended
	September 30			September 30
(in millions)	2009	2008	Change	2009	2008	Change

AIHL insurance group (1):
Underwriting profit (loss) (2)
RSUI	$33.3	$(37.4)	$70.7	$116.3	$55.9	$60.4
CATA	2.3	5.2	(2.9)	8.2	12.8	(4.6)
EDC	(4.7)	(6.9)	2.2	(65.5)	(39.9)	(25.6)
AIHL Re	—	—	—	—	0.1	(0.1)

	30.9	(39.1)	70.0	59.0	28.9	30.1
Net investment income	30.0	30.9	(0.9)	84.7	93.1	(8.4)
Net realized capital gains	62.9	25.8	37.1	89.3	62.0	27.3
Other than temporary impairment losses (3)	(9.5)	(51.8)	42.3	(85.3)	(114.2)	28.9
Other income, less other expenses	(12.2)	(1.9)	(10.3)	(31.7)	(24.3)	(7.4)

Total AIHL insurance group	102.1	(36.1)	138.2	116.0	45.5	70.5

Corporate activities (4)
Net investment income	(14.0)	4.7	(18.7)	(17.1)	12.5	(29.6)
Net realized capital gains	1.1	17.1	(16.0)	114.7	96.2	18.5
Other than temporary impairment losses (3)	—	—	—	—	—	—
Other income	—	0.7	(0.7)	0.1	0.8	(0.7)
Corporate administration and other expenses	8.5	7.3	(1.2)	16.7	27.1	10.4
Interest expense	0.2	0.2	—	0.5	0.5	—

Total	80.5	(21.1)	101.6	196.5	127.4	69.1

Income taxes	31.0	(12.3)	(43.3)	56.4	32.7	(23.7)

Earnings from continuing operations	49.5	(8.8)	58.3	140.1	94.7	45.4
Earnings from discontinued operations, net of tax (5)	—	4.6	(4.6)	—	14.8	(14.8)

Net earnings	$49.5	$(4.2)	$53.7	$140.1	$109.5	$30.6

(1)	Alleghany Insurance Holdings LLC (“AIHL”) the holding company for Alleghany’s property and casualty and surety insurance operating units consisting of RSUI Group, Inc. (“RSUI”), Capitol Transamerica Corporation and Platte River Insurance Company (collectively, “CATA”) and Employers Direct Corporation (“EDC”), as well as AIHL Re LLC (“AIHL Re”).

(2)	Represents net premiums earned less loss and loss adjustment expenses and underwriting expenses, all as determined in accordance with GAAP, and does not include net investment income, net realized capital gains (losses) or other income, less other expenses. Please refer to “Comment on Regulation G” elsewhere herein.

(3)	Reflects impairment charges for unrealized losses related to AIHL’s investment portfolio that are required to be charged against earnings as realized losses.

(4)	Corporate activities consist of Alleghany Properties Holdings LLC, Alleghany’s investments in Homesite Group Incorporated and ORX Exploration, Inc., and corporate activities at the parent level.

(5)	Discontinued operations consist of the operations of Darwin Professional Underwriters, Inc. prior to its disposition in October 2008, net of minority interest expense and gain on disposition in 2008 for all periods presented.
2009 third quarter results, compared with results of the corresponding 2008 period, primarily reflect:
•	an increase in earnings from continuing operations before income taxes at AIHL primarily due to (i) an increase in underwriting profit at RSUI, principally reflecting minimal catastrophe losses in the 2009 period compared with approximately $99.0 million of 2008 third quarter hurricane losses, partially offset by a decrease in net premiums earned primarily resulting from the impact of continuing competition; (ii) a decrease in other than temporary impairment losses due in part to comparatively improved equity market returns in the 2009 period;

and (iii) an increase in net realized capital gains primarily reflecting significant gains on the sales of energy sector equity securities during the 2009 period; partially offset by

•	a decrease in earnings from continuing operations before income taxes at Corporate activities, primarily due to (i) a decrease in net investment income principally reflecting a $14.0 million loss related to Alleghany’s investment in ORX Exploration, Inc. (“ORX”), a regional gas and oil exploration and production company, principally as a result of an asset impairment charge recognized by ORX in the 2009 third quarter as a result of low energy prices at year-end 2008; and (ii) a decrease in net realized capital gains primarily reflecting nominal gains on sales of securities in the 2009 period compared with $17.1 million of net realized capital gains in the corresponding 2008 period, resulting principally from sales at the parent level of the common stock of Burlington Northern Santa Fe Corporation (“Burlington Northern”).
2009 nine month results, compared with results of the corresponding 2008 period, primarily reflect:
•	an increase in earnings from continuing operations before income taxes at AIHL primarily due to (i) an increase in underwriting profit at RSUI principally reflecting substantially lower catastrophe losses in the 2009 period compared with the corresponding 2008 period, partially offset by lower net premiums earned resulting from the impact of continuing competition; (ii) an increase in EDC’s underwriting loss principally as a result of substantially lower net premiums earned due to EDC’s determination in the 2009 second quarter to cease soliciting new and renewal business and a $34.5 million reserve increase in the 2009 period compared with a $24.7 million reserve increase in the corresponding 2008 period; (iii) lower other than temporary impairment losses due in part to comparatively improved equity market returns in the 2009 period; and (iv) an increase in net realized capital gains primarily resulting from sales of energy sector equity holdings in the 2009 third quarter; partially offset by

•	a slight decrease in earnings from continuing operations before income taxes at Corporate activities, primarily reflecting (i) a decrease in net investment income primarily resulting from the loss related to Alleghany’s investment in ORX discussed above with respect to the 2009 third quarter; (ii) an increase in net realized capital gains resulting from $113.1 million of sales at the parent level of Burlington Northern common stock in the first nine months of 2009 compared with $92.4 million of such sales in the first nine months of 2008; and (iii) a decrease in corporate administration and other expenses primarily due to lower incentive compensation accruals in the 2009 period.
     Mr. Hicks commented that “I am pleased that despite continuing challenges, we were able to grow stockholders’ equity per common share by 7.7% in the first nine months of 2009. In addition, Alleghany maintained its strong liquidity with approximately $690.7 million of marketable securities and cash at the parent level and AIHL at September 30, 2009.

     “With respect to the performance of our insurance operating units, despite the impact of intense competition and the resulting decrease in net premiums earned, RSUI and CATA produced underwriting profits in the third quarter and first nine months of 2009, with minimal catastrophe losses at RSUI also contributing to its favorable results. EDC’s results continued to be poor, reflecting a substantial decrease in net premiums earned as a result of EDC’s determination as of August 1, 2009 to cease soliciting new or renewal business on a direct basis in light of its inability to write business at rates it deemed adequate, as well as a $35.4 million reserve increase in the 2009 second quarter. In connection with its determination to cease writing business on a direct basis, EDC sold the renewal rights of its directly placed workers’ compensation insurance policies to an independent insurance brokerage during the 2009 third quarter. EDC continues to evaluate its strategic options, including potentially re-emerging as an agency carrier at such time it determines that rates have returned to adequate levels.”
     “The investment environment was comparatively improved in the first nine months of 2009 compared with 2008 but challenges continue. In this regard, in the 2009 third quarter, we recognized a $14.0 million loss related to our investment in ORX, due substantially to an asset impairment charge arising from low energy prices at year-end 2008 that we were required to take. We do not believe that this impairment charge-driven loss affects the long-term value of our ORX investment.”
     Information regarding the pre-tax results from continuing operations of AIHL’s operating units is attached as Exhibit A. To date during 2009, Alleghany has purchased in the open market an aggregate of 265,455 shares of its common stock for approximately $67.8 million, at an average price per share of $255.29, and an aggregate of 442,998 shares of its 5.75% Mandatory Convertible Preferred Stock for approximately $117.4 million, at an average price per share of $264.92, pursuant to the previously announced authorization by its Board of Directors to repurchase up to $300.0 million of Alleghany’s common and preferred stock. On June 15, 2009, all outstanding shares of the 5.75% Mandatory Convertible Preferred Stock were mandatorily converted into shares of Alleghany common stock. Each outstanding share of the 5.75% Mandatory Convertible Preferred Stock was automatically converted into 1.0139 shares of Alleghany common stock, and Alleghany issued approximately 698,009 shares of its common stock for the 688,621 shares of the 5.75% Mandatory Convertible Preferred Stock that were outstanding at the date of the mandatory conversion. As of October 30, 2009, Alleghany had 8,889,177 shares of its common stock outstanding, adjusted to reflect the common stock dividend declared in February 2009. On November 3, 2009, Alleghany sold 1.0 million shares of Burlington Northern common stock, resulting in a pre-tax gain of $85.5 million which will be recognized in the 2009 fourth quarter.
     Additional information regarding the results for the third quarter and first nine months of 2009 of Alleghany and its operating units will be contained in Alleghany’s Quarterly Report on Form 10-Q for the period ended September 30, 2009, to be filed with the U.S. Securities and Exchange Commission on or about November 5, 2009. A copy of the Form 10-Q will be available on Alleghany’s website at www.alleghany.com or on the Securities and Exchange Commission’s website at www.sec.gov. Readers are urged to review the Form 10-Q for a more complete discussion of Alleghany’s financial performance in the third quarter and first nine months of 2009.
Comment on Regulation G
     This press release includes certain non-GAAP financial measures. The reconciliations of such measures to the most comparable GAAP financial measures are included in Exhibit A of this press release. Throughout this press release Alleghany presents its operations in the way it believes will be most meaningful and useful to the investing public and others who use such information in evaluating Alleghany’s results.
     Alleghany shows earnings from continuing operations, before income taxes (a GAAP financial measure), as well as underwriting profit (a non-GAAP financial measure), which is earnings from continuing operations, before income taxes, adjusted to exclude the impact of net investment income, net realized capital gains and losses, and other income, less other expenses. The presentation of underwriting profit is intended to enhance the understanding of AIHL’s insurance operating units’ operating results by highlighting earnings attributable to their underwriting performance. With respect to AIHL’s insurance operating units, earnings from continuing operations, before income taxes, may show a profit despite an underlying underwriting loss. If underwriting losses persist over extended periods, an insurance company’s ability to continue as an ongoing concern may be at risk. Investors should consider the non-GAAP measures contained herein in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP.
# # #
Forward-looking Statements
     This release contains disclosures which are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are based upon Alleghany’s current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and Alleghany’s future financial condition and results. These statements are not guarantees of future performance, and Alleghany has no specific intention to update these statements. The uncertainties and risks include, but are not limited to, risks relating to
•	significant weather-related or other natural or human-made catastrophes and disasters;

•	the cyclical nature of the property and casualty industry;

•	changes in market prices of our significant equity investments and changes in value of our debt securities portfolio;

•	the long-tail and potentially volatile nature of certain casualty lines of business written by Alleghany’s insurance operating units;

•	the cost and availability of reinsurance;

•	exposure to terrorist acts;

•	the willingness and ability of Alleghany’s insurance operating units’ reinsurers to pay reinsurance recoverables owed to such insurance operating units;

•	changes in the ratings assigned to Alleghany’s insurance operating units;

•	claims development and the process of estimating reserves;

•	legal and regulatory changes;

•	the uncertain nature of damage theories and loss amounts;

•	increases in the levels of risk retention by Alleghany’s insurance operating units; and

•	adverse loss development for events insured by Alleghany’s insurance operating units in either the current year or prior years.

Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates or recessionary or expansive trends; changes in interest rates; extended labor disruptions, civil unrest or other external factors over which Alleghany has no control; and changes in Alleghany’s plans, strategies, objectives, expectations or intentions, which may happen at any time at Alleghany’s discretion. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by Alleghany or on its behalf.

Exhibit A
AIHL Operating Unit Pre-Tax Results from Continuing Operations

(in millions, except ratios)	RSUI	AIHL Re	CATA	EDC	AIHL
Three months ended September 30, 2009

Gross premiums written	$231.0	—	$42.1	$12.4	$285.5
Net premiums written	140.7	—	40.7	11.2	192.6

Net premiums earned (1)	$160.1	—	$41.6	$15.9	$217.6
Loss and loss adjustment expenses	82.9	—	21.0	14.4	118.3
Commission, brokerage and other underwriting expenses (2)	43.9	—	18.3	6.2	68.4

Underwriting profit (loss) (3)	$33.3	—	$2.3	($4.7)	$30.9

Net investment income (1)					30.0
Net realized capital gains (1)					62.9
Other than temporary impairment losses (1)					(9.5)
Other income (1)					0.2
Other expenses (2)					(12.4)

Earnings from continuing operations, before income taxes					$102.1

Loss ratio (4)	51.8%	—	50.5%	90.2%	54.4%
Expense ratio (5)	27.4%	—	43.9%	39.8%	31.4%

Combined ratio (6)	79.2%	—	94.4%	130.0%	85.8%

Three months ended September 30, 2008

Gross premiums written	$243.8	$0.2	$52.4	$17.7	$314.1
Net premiums written	160.4	—	45.0	15.9	221.3

Net premiums earned (1)	$169.9	—	$47.1	$18.7	$235.7
Loss and loss adjustment expenses	162.8	—	22.7	19.1	204.6
Commission, brokerage and other underwriting expenses (2)	44.5	—	19.2	6.5	70.2

Underwriting (loss) profit (3)	($37.4)	—	$5.2	($6.9)	($39.1)

Net investment income (1)					30.9
Net realized capital gains (1)					25.8
Other than temporary impairment losses (1)					(51.8)
Other income (1)					0.2
Other expenses (2)					(2.1)

Losses from continuing operations, before income taxes					($36.1)

Loss ratio (4)	95.8%	—	48.3%	102.2%	86.9%
Expense ratio (5)	26.2%	—	40.8%	34.6%	29.8%

Combined ratio (6)	122.0%	—	89.1%	136.8%	116.7%

AIHL Operating Unit Pre-Tax Results from Continuing Operations

(in millions, except ratios)	RSUI	AIHL Re	CATA	EDC	AIHL
Nine months ended September 30, 2009

Gross premiums written	$818.1	—	$129.3	$44.5	$991.9
Net premiums written	499.9	—	122.2	38.3	660.4

Net premiums earned (1)	$480.0	—	$124.8	$35.4	$640.2
Loss and loss adjustment expenses	236.5	—	60.9	77.7	375.1
Commission, brokerage and other underwriting expenses (2)	127.2	—	55.7	23.2	206.1

Underwriting profit (loss) (3)	$116.3	—	$8.2	$(65.5)	$59.0

Net investment income (1)					84.7
Net realized capital gains (1)					89.3
Other than temporary impairment losses (1)					(85.3)
Other income (1)					1.1
Other expenses (2)					(32.8)

Earnings from continuing operations, before income taxes					$116.0

Loss ratio (4)	49.3%	—	44.8%	219.1%	58.6%
Expense ratio (5)	26.5%	—	44.6%	65.8%	32.2%

Combined ratio (6)	75.8%	—	93.4%	284.9%	90.8%

Nine months ended September 30, 2008

Gross premiums written	$813.3	$0.4	$164.5	$60.7	$1,038.9
Net premiums written	504.9	0.2	140.2	55.9	701.2

Net premiums earned (1)	$521.9	$0.2	$142.0	$57.3	$721.4
Loss and loss adjustment expenses	333.4	—	70.2	75.8	479.4
Commission, brokerage and other underwriting expenses (2)	132.6	0.1	59.0	21.4	213.1

Underwriting (loss) profit (3)	$55.9	$0.1	$12.8	($39.9)	$28.9

Net investment income (1)					93.1
Net realized capital gains (1)					62.0
Other than temporary impairment losses (1)					(114.2)
Other income (1)					0.4
Other expenses (2)					(24.7)

Losses from continuing operations, before income taxes					$45.5

Loss ratio (4)	63.9%	—	49.4%	132.2%	66.5%
Expense ratio (5)	25.4%	37.6%	41.6%	37.4%	29.5%

Combined ratio (6)	89.3%	37.6%	91.0%	169.6%	96.0%

(1)	Represent components of total revenues.

(2)	Commission, brokerage and other underwriting expenses represent commission and brokerage expenses and that portion of salaries, administration and other operating expenses attributable to underwriting activities, whereas the remainder constitutes other expenses.

(3)	Represents net premiums earned less loss and loss adjustment expenses and commission, brokerage and other underwriting expenses, all as determined in accordance with GAAP, and does not include net investment income and other income or net realized capital gains and other than temporary impairment losses. Underwriting profit does not replace net income determined in accordance with GAAP as a measure of profitability; rather, we believe that underwriting profit, which does not include net investment income and other income or net realized capital gains and other than temporary impairment losses, enhances the understanding of AIHL’s insurance operating units’ operating results by highlighting net income attributable to their underwriting performance. With the addition of net investment income, net realized capital gains, other than temporary impairment losses, other income and other expenses, reported pre-tax net income (a GAAP measure) may show a profit despite an underlying underwriting loss. Where underwriting losses persist over extended periods, an insurance company’s ability to continue as an ongoing concern may be at risk. Therefore, we view underwriting profit as an important measure in the overall evaluation of performance.

(4)	Loss and loss adjustment expenses divided by net premiums earned, all as determined in accordance with GAAP.

(5)	Commission, brokerage and other underwriting expenses divided by net premiums earned, all as determined in accordance with GAAP.

(6)	The sum of the loss ratio and expense ratio, all as determined in accordance with GAAP, representing the percentage of each premium dollar an insurance company has to spend on losses (including loss adjustment expenses) and commission, brokerage and other underwriting expenses.

ALLEGHANY CORPORATION
COMBINING STATEMENTS OF EARNINGS
(dollars in thousands)
(unaudited)

	THREE MONTHS ENDED 9/30/09			THREE MONTHS ENDED 9/30/08
	ALLEGHANY			ALLEGHANY
	INSURANCE	CORPORATE		INSURANCE	CORPORATE
	HOLDINGS	ACTIVITIES	COMBINED	HOLDINGS	ACTIVITIES	COMBINED
Revenues
Net premiums earned	$217,619	$0	$217,619	$235,705	$0	$235,705
Net investment income	29,993	(14,015)	15,978	30,905	4,666	35,571
Net realized capital (losses) gains	62,908	1,112	64,020	25,776	17,091	42,867
Other than temporary impairment losses	(9,536)	0	(9,536)	(51,761)	0	(51,761)
Other income	247	2	249	174	733	907

Total revenues	301,231	(12,901)	288,330	240,799	22,490	263,289

Costs and expenses
Loss and loss adjustment expenses	118,324	0	118,324	204,710	0	204,710
Commissions, brokerage and other underwriting expenses	68,404	0	68,404	70,149	0	70,149
Other operating expenses	12,411	416	12,827	1,947	504	2,451
Corporate administration	15	8,097	8,112	76	6,800	6,876
Interest expense	0	168	168	0	198	198

Total costs and expenses	199,154	8,681	207,835	276,882	7,502	284,384

Earnings (losses) from continuing operations, before income taxes	$102,077	($21,582)	80,495	($36,083)	$14,988	(21,095)

Income taxes			31,007			(12,262)

Earnings (losses) from continuing operations			49,488			(8,833)

Discontinued operations
Earnings from discontinued operations			0			7,531
Income taxes			0			2,913

Earnings from discontinued operations, net			0			4,618

Net earnings (losses)			$49,488			($4,215)

Net earnings (losses)			$49,488			($4,215)
Preferred dividends			0			4,305

Net earnings (losses) available to common stockholders			$49,488			($8,520)

ALLEGHANY CORPORATION
COMBINING STATEMENTS OF EARNINGS
(dollars in thousands)
(unaudited)

	NINE MONTHS ENDED 9/30/09			NINE MONTHS ENDED 9/30/08
	ALLEGHANY			ALLEGHANY
	INSURANCE	CORPORATE		INSURANCE	CORPORATE
	HOLDINGS	ACTIVITIES	COMBINED	HOLDINGS	ACTIVITIES	COMBINED
Revenues
Net premiums earned	$640,193	$0	$640,193	$721,424	$0	$721,424
Net investment income	84,674	(17,103)	67,571	93,073	12,538	105,611
Net realized capital gains	89,372	114,622	203,994	61,955	96,251	158,206
Other than temporary impairment losses	(85,337)	0	(85,337)	(114,171)	0	(114,171)
Other income	1,134	135	1,269	364	728	1,092

Total revenues	730,036	97,654	827,690	762,645	109,517	872,162

Costs and expenses
Loss and loss adjustment expenses	375,078	0	375,078	479,396	0	479,396
Commissions, brokerage and other underwriting expenses	206,126	0	206,126	213,100	0	213,100
Other operating expenses	32,902	1,323	34,225	24,549	1,935	26,484
Corporate administration	35	15,215	15,250	76	25,214	25,290
Interest expense	0	500	500	0	534	534

Total costs and expenses	614,141	17,038	631,179	717,121	27,683	744,804

Earnings from continuing operations, before income taxes	$115,895	$80,616	196,511	$45,524	$81,834	127,358

Income taxes			56,448			32,623

Earnings from continuing operations			140,063			94,735

Discontinued operations
Earnings from discontinued operations			0			29,727
Income taxes			0			14,977

Earnings from discontinued operations, net			0			14,750

Net earnings			$140,063			$109,485

Net earnings			$140,063			$109,485
Preferred dividends			6,158			12,915

Net earnings available to common stockholders			$133,905			$96,570

ALLEGHANY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share amounts)

	September 30,
	2009	December 31,
	(unaudited)	2008

Assets
Investments
Available for sale securities at fair value:
Equity securities (cost: 2009 $384,038; 2008 $463,207)	$552,467	$629,518
Debt securities (amortized cost: 2009 $3,093,111; 2008 $2,781,829)	3,174,881	2,760,019
Short-term investments	414,248	636,197

	4,141,596	4,025,734
Other invested assets	234,120	250,407

Total investments	4,375,716	4,276,141

Cash	63,282	18,125
Premium balances receivable	131,312	154,022
Reinsurance recoverables	1,008,840	1,056,438
Ceded unearned premium reserves	178,660	185,402
Deferred acquisition costs	72,793	71,753
Property and equipment at cost, net of accumulated depreciation and amortization	20,831	23,310
Goodwill and other intangibles, net of amortization	137,475	151,223
Current taxes receivable	0	14,338
Net deferred tax assets	96,731	130,293
Other assets	177,433	100,783

	$6,263,073	$6,181,828

Liabilities and Stockholders’ Equity
Losses and loss adjustment expenses	$2,598,215	$2,578,590
Unearned premiums	627,075	614,067
Reinsurance payable	55,567	53,541
Current taxes payable	268	0
Other liabilities	301,491	288,941

Total liabilities	3,582,616	3,535,139

Preferred stock (shares authorized: 2009 — none; 2008 — 1,132,000; issued and outstanding 2009 — none; 2008 — 1,131,619)	0	299,429
Common stock (shares authorized: 2009 and 2008 — 22,000,000; issued and outstanding 2009 — 9,118,367; 2008 — 8,516,270)	9,118	8,349
Contributed capital	927,327	742,863
Accumulated other comprehensive income	159,576	87,249
Treasury stock, at cost (2009 — 173,416 shares; 2008 — 76,513)	(44,087)	(24,290)
Retained earnings	1,628,523	1,533,089

Total stockholders’ equity	2,680,457	2,646,689

	$6,263,073	$6,181,828

Shares of Common Stock Outstanding *	8,944,951	8,438,226

*	Adjusted to reflect the common stock dividend declared in February 2009.